News from Conduent

Conduent Incorporated
100 Campus Drive, Suite 200
Florham Park, NJ 07932
www.conduent.com
Conduent Announces Agreement to Sell its Casualty Claims Solutions Business to MedRisk
Transaction expected to close the third quarter of 2024
FLORHAM PARK, N.J., May 3, 2024 — Conduent Incorporated (Nasdaq: CNDT), a global technology-led business solutions and services company, today announced an agreement to sell its Casualty Claims Solutions business to MedRisk, the nation’s largest managed care organization dedicated to the physical rehabilitation of workers’ compensation patients.
The sale, for $240 million in cash, subject to customary adjustments, consists of Conduent’s workers’ compensation and auto casualty bill review solutions and services that includes the processing of medical bills and clinical services, and its portfolio of Strataware bill review software products. In 2023, the business, with approximately 100 clients across multiple markets, processed approximately 29 million medical bills.
As part of this transaction, current Conduent employees in the Casualty Claims Solutions business will join MedRisk. Conduent will continue to provide mailroom services for current casualty claims clients including MedRisk. The transaction is expected to close in the third quarter of 2024, subject to the satisfaction of customary closing conditions and regulatory approvals.
“This transaction is an additional example of the significant progress we have made in our strategy to streamline our portfolio while increasing our focus on core capabilities to fuel Conduent’s growth,” said Cliff Skelton, Conduent President and CEO. “MedRisk is well-established in the workers’ compensation industry, and we are confident in a seamless transition for our associates and clients.”
About Conduent
Conduent delivers digital business solutions and services spanning the commercial, government and transportation spectrum – creating valuable outcomes for its clients and the millions of people who count on them. The Company leverages cloud computing, artificial intelligence, machine learning, automation and advanced analytics to deliver mission-critical solutions. Through a dedicated global team of approximately 59,000 associates, process expertise and advanced technologies, Conduent’s solutions and services digitally transform its clients’ operations to enhance customer experiences, improve performance, increase efficiencies and reduce costs. Conduent adds momentum to its clients’ missions in many ways including disbursing approximately $100 billion in government payments annually, enabling 2.3 billion customer service interactions annually, empowering millions of employees through HR services every year and processing nearly 13 million tolling transactions every day. Learn more at www.conduent.com.

About MedRisk
Based in King of Prussia, Pennsylvania, MedRisk is the nation’s largest managed care organization dedicated to the physical rehabilitation of workers’ compensation patients. For more information, please visit www.medrisknet.com or call 800-225-9675.
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Trademarks
Conduent is a trademark of Conduent Incorporated in the United States and/or other countries. Other names may be trademarks of their respective owners.
Forward-Looking Statements
This press release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” "plan," “intend,” “will,” “aim,” “should,” “could,” “forecast,” “target,” “may,” "continue to," “endeavor,” "if,” “growing,” “projected,” “potential,” “likely,” "see," "ahead," "further," "going forward," "on the horizon," and similar expressions (including the negative and plural forms of such words and phrases), as they relate to us, are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact included in this press release are forward-looking statements, including, but not limited to, all statements regarding the sale of Conduent’s Casualty Claims Solutions business, including that such transaction will be consummated and the timing of such consummation, expectations regarding our strategy to streamline our portfolio while increasing our focus on core capabilities to fuel Conduent’s growth, expectations regarding continued efforts to be strategic regarding the allocation of capital and any future portfolio rationalization efforts, and our confidence in a seamless transition for our associates and clients. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, many of which are outside of our control, that could cause actual results to differ materially from those expected or implied by such forward-looking statements contained in this press release, any exhibits to this press release and other public statements we make. Important factors and uncertainties that could cause actual results to differ materially from those in our forward-looking statements include, but are not limited to: Conduent’s ability to realize the benefits anticipated from the sale of its Casualty Claims Solutions business, including as a result of a delay or failure to obtain certain required regulatory approvals or the failure of any other condition to the closing of the transaction such that the closing of the transaction is delayed or does not occur; unexpected costs, liabilities or delays in connection with the proposed transaction; the significant transaction costs associated with the proposed transaction; negative effects of the announcement, pendency or consummation of the transaction on the market price of our common stock or operating results, including as a result of changes in key customer, supplier, employee or other business relationships; the risk of litigation or regulatory actions; our inability to retain and hire key personnel; the risk that certain contractual restrictions contained in the definitive transaction agreement during the pendency of the proposed transaction could adversely affect our ability to pursue business opportunities or strategic transactions; and other factors that are set forth in the “Risk Factors” and other sections of our Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this press release speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether because of new information, subsequent events or otherwise, except as required by law.
Media Contacts:
Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com
Investor Relations Contact:
Giles Goodburn, Conduent, +1-203-216-3546, ir@conduent.com